As filed with the Securities and Exchange Commission on October 23, 1996.

                                       Registration No. 333-
                                                            -----

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                            QMS, INC.
-----------------------------------------------------------------

     (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                63-0737870
-----------------------------------------------------------------

(State or Other Jurisdiction of      (I.R.S. Employer
Incorporation or Organization)     Identification Number)

             ONE MAGNUM PASS, MOBILE, ALABAMA  36618
-----------------------------------------------------------------

          (Address of Principal Executive Offices)
                        (Zip Code)

                QMS, INC. 1987 STOCK OPTION PLAN
-----------------------------------------------------------------

                    (Full Title of the Plan)

                        GERALD G. ROENKER
                            QMS, INC.
             ONE MAGNUM PASS, MOBILE, ALABAMA  36618
-----------------------------------------------------------------
             (Name and Address of Agent for Service)

                         (334) 633-4300
-----------------------------------------------------------------

  (Telephone Number, Including Area Code, of Agent for Service)

                            COPY TO:
                     G. WILLIAM SPEER, ESQ.
               POWELL, GOLDSTEIN, FRAZER & MURPHY
                   191 PEACHTREE STREET, N.E.
                         SIXTEENTH FLOOR
                     ATLANTA, GEORGIA 30303





                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------

                                                             Proposed           Proposed
Title of                                                     Maximum            Maximum
Securities                              Amount               Offering           Aggregate         Amount of
to be                                   to be                Price Per          Offering          Registration
Registered                              Registered(1)        Share(2)           Price(3)          Fee
----------------------------------------------------------------------------------------------------------------

Common Stock,                           500,000              $5.4375           $2,718,750           $824
$0.01 par value                         shares

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1987 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Form S-8, the Registrant previously registered 400,000 shares of Common Stock on October 6, 1988 (Reg. No. 33-24780) and 1,000,000 Shares of Common Stock on April 2, 1992 (Reg. No. 33-46949), which are not included in the above figure subject to issuance under the Plan.

(2) Based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on October 22, 1996.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.




INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 (REG. NO. 33-24780 AND REG. NO. 33-46949).

  The contents of the Registration Statements on Form S-8 filed by the Registrant on October 6, 1988 (Reg. No. 33-24780) and on April 2, 1992 (Reg. No. 33-46949) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


ITEM 8.  EXHIBITS.

  The following opinions and consents are filed with this Registration
Statement.

    Exhibit
    Number             Description
    ------             -----------


    5 Opinion of counsel with respect to the securities being registered.

    23.1               Consent of counsel (included in Exhibit 5).

    23.2               Consent of independent auditors.

    24 Power of Attorney (see signature pages to this Registration Statement).


                                   SIGNATURES
                                   ----------


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on the 23rd day of October, 1996.

                       QMS, INC.



                       By:  /s/ James L. Busby
                            ------------------
                            James L. Busby
                            President




                        POWER OF ATTORNEY
                        -----------------


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Busby, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature                                         Title                                     Date
---------                                         -----                                     ----


/s/ James L. Busby                                President and Director                    October 23, 1996
James L. Busby                                    (Principal Executive Officer)


/s/ Gerald G. Roenker                             Executive Vice President, Chief           October 23, 1996
Gerald G. Roenker                                 Operating Officer, and Treasurer
                                                  (Principal Financial Officer)

/s/ Donald L. Parker, Ph.D.                       Executive Vice President,                 October 23, 1996
Donald L. Parker, Ph.D.                           Chief Technology Officer,
                                                  and Director

/s/ Richard A. Wiggins                            Vice President and Corporate              October 23, 1996
Richard A. Wiggins                                Controller


/s/ Lucius E. Burch, III                          Director                                  October 23, 1996
Lucius E. Burch, III


/s/ Rigdon Currie                                 Director                                  October 23, 1996
Rigdon Currie


/s/ Charles D. Daley                              Director                                  October 23, 1996
Charles D. Daley

/s/ Michael C. Dow                                Director                                  October 23, 1996
Michael C. Dow


/s/ Jack Edwards                                  Director                                  October 23, 1996
Jack Edwards


/s/ S. Felton Mitchell, Jr.                       Director                                  October 23, 1996
S. Felton Mitchell, Jr.


                                EXHIBIT INDEX
                                -------------




  Exhibit                                                   Page
  Number                       Description                 Number
  ------                       -----------                 ------


  5        Opinion of counsel with respect to the securities being registered.

  23.1     Consent of counsel (included in Exhibit 5).

  23.2     Consent of independent auditors.

  24       Power of Attorney (see signature pages to this Registration
           Statement).




                                                                       Exhibit 5



                                   October 23, 1996



QMS, Inc.
One Magnum Pass
Mobile, Alabama  36618

       Re: Registration Statement on Form S-8
           QMS, Inc. 1987 Stock Option Plan

Ladies and Gentlemen:

   We have served as counsel for QMS, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 500,000 shares (the "Shares") of common stock, $.01 par value, of the Company, to be offered and sold by the Company pursuant to the Company's 1987 Stock Option Plan (the "Plan").

   We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

   In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

   This opinion is limited to the Delaware General Corporation Law.



QMS, Inc.
October 23, 1996
Page 2




   Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

   1.  The Shares have been duly authorized; and

   2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,



                              /s/ Powell, Goldstein, Frazer & Murphy
                              --------------------------------------
                              POWELL, GOLDSTEIN, FRAZER & MURPHY



                                                                    Exhibit 23.2


    We consent to the incorporation by reference in this Registration Statement of QMS, Inc. on Form S-8 of our reports dated November 7, 1995 (December 8, 1995 as to Note 18) included in the Annual Report on Form 10-K of QMS, Inc. for the year ended September 29, 1995.

                                     /s/ Deloitte & Touche LLP
                                     -------------------------
                                     DELOITTE & TOUCHE LLP

Birmingham, Alabama
October 23, 1996